Exhibit 99.2




                         STARGUIDE DIGITAL NETWORKS, INC

                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

                   (With Independent Auditors' Report Thereon)
































                             Exhibit 99.2 - Page 1

                          Independent Auditors' Report

The Board of Directors
StarGuide Digital Networks, Inc.:

We have audited the accompanying consolidated balance sheets of StarGuide Digital Networks, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StarGuide Digital Networks, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                    KPMG LLP

Dallas, Texas
February 23, 2001, except as to the last two paragraphs of Note 15, which are as of March 23, 2001






                             Exhibit 99.2 - Page 2

                        STARGUIDE DIGITAL NETWORKS, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 2000 and 1999

                 Assets                                                                                 2000          1999
                                                                                                    ------------   -----------
Current assets:
    Cash and cash equivalents                                                                       $  2,890,740     2,144,572
    Trade accounts receivable, net of allowance for doubtful accounts of
       $847,326 in 2000 and $234,587 in 1999 (note 8)                                                  3,211,435     7,784,143
    Inventories, net (notes 2 and 8)                                                                   2,108,577     1,968,943
    Prepaid expenses and other current assets                                                            662,648       858,014
                                                                                                    ------------   -----------

            Total current assets                                                                       8,873,400    12,755,672

Property and equipment, net (notes 3 and 8)                                                              870,080       725,445
Other assets, net (note 4)                                                                             1,358,870       580,724
                                                                                                    ------------   -----------

            Total assets                                                                            $ 11,102,350    14,061,841
                                                                                                    ============   ===========

                 Liabilities and Stockholders' Deficit

Current liabilities:
    Bank line of credit (note 8)                                                                    $         --       430,000
    Current portion of long-term debt (note 7)                                                                --       222,520
    Trade accounts payable and accrued liabilities                                                     4,479,455     5,353,119
    Deferred revenue, net (note 12)                                                                    3,260,439     3,122,455
    Other current liabilities                                                                            215,580       368,208
                                                                                                    ------------   -----------

            Total current liabilities                                                                  7,955,474     9,496,302

Deferred revenue, net (note 13)                                                                       12,076,399    12,048,834
Long-term debt, net of current portion (note 7)                                                               --     5,000,000
Excess of losses over investment in and amounts due from joint venture (note 5)                        2,567,980     2,191,728
                                                                                                    ------------   -----------

            Total liabilities                                                                         22,599,853    28,736,864
                                                                                                    ------------   -----------

Stockholders' deficit (notes 10 and 15):
    Common stock, no par value.
    Authorized 207,984,000 shares; 41,659,648 issued and 41,196,828 outstanding
        in 2000 and 39,525,208 issued and 39,386,552 outstanding in 1999                              49,640,985    17,896,446
    Accumulated deficit                                                                              (60,167,118)  (32,301,469)
    Treasury stock, 462,820 shares in 2000, and 138,656 shares in 1999, at cost                         (971,370)     (270,000)
                                                                                                    ------------   -----------

            Total stockholders' deficit                                                              (11,497,503)  (14,675,023)
                                                                                                    ------------   -----------

Commitments and contingencies (notes 5 and 15)

            Total liabilities and stockholders' deficit                                             $ 11,102,350    14,061,841
                                                                                                    ============   ===========

See accompanying notes to consolidated financial statements.


                             Exhibit 99.2 - Page 3

                        STARGUIDE DIGITAL NETWORKS, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations

                  Years ended December 31, 2000, 1999 and 1998

                                                          2000         1999         1998
                                                      ------------   ----------   ----------
Revenues:
   Product sales (notes 5 and 13)                     $ 10,046,754    9,716,846    8,817,434
   Service revenue                                       4,147,163    3,091,053    2,457,504
   Other                                                   225,325      260,419      544,232
                                                      ------------   ----------   ----------
            Total revenues                              14,419,242   13,068,318   11,819,170
                                                      ------------   ----------   ----------

Costs and expenses:
   Cost of revenues                                      9,801,749    8,127,697    8,137,045
   Sales and marketing                                   2,742,046    3,209,349    2,964,843
   Research and development                              3,110,666    3,382,792    2,546,589
   General and administrative:
       Noncash stock award charges (note 10)            19,630,000           --           --
       Other                                             5,330,530    3,086,854    2,878,582
   Depreciation and amortization                           824,451      973,189    1,266,961
                                                      ------------   ----------   ----------
            Total costs and expenses                    41,439,442   18,779,881   17,794,020
                                                      ------------   ----------   ----------
            Operating loss                             (27,020,200)  (5,711,563)  (5,974,850)

Equity in losses of joint venture (note 5)              (1,124,846)  (3,030,723)  (2,282,495)
Interest and other income                                  300,245      289,038       35,090
Interest expense                                           (20,848)    (546,915)    (627,614)
                                                      ------------   ----------   ----------
            Net loss                                  $(27,865,649)  (9,000,163)  (8,849,869)
                                                      ============   ==========   ==========
Basic and diluted net loss per share                        $(0.68)       (0.23)       (0.27)
                                                      ============   ==========   ==========
Weighted average common shares outstanding              40,912,796   39,183,019   33,372,471
                                                      ============   ==========   ==========

See accompanying notes to consolidated financial statements.






                             Exhibit 99.2 - Page 4

                        STARGUIDE DIGITAL NETWORKS, INC.
                                AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Deficit

                  Years ended December 31, 2000, 1999 and 1998


                                                    Common Stock              Treasury Stock
                                             -----------------------------  -------------------    Accumulated
                                                Shares         Amount       Shares     Amount        deficit         Total
                                             ------------  ---------------  -------  ----------  -------------  -------------
Balance at December 31, 1997                   33,022,979      $ 8,817,571       --  $      --   $(14,451,437)  $ (5,633,866)

Issuance of common stock and
  warrants                                      5,546,240        8,000,000       --         --             --      8,000,000
Issuance of common stock
  for interest on note payable                    231,982          501,922       --         --             --        501,922
Net loss                                               --               --       --         --     (8,849,869)    (8,849,869)
                                               ----------      -----------  -------  ---------   ------------   ------------

Balance at December 31, 1998                   38,801,201       17,319,493       --         --    (23,301,306)    (5,981,813)
Issuance of common stock
  for conversion of note payable                  724,007          576,953  138,656   (270,000)            --        576,953
Purchase of treasury stock                             --               --       --         --             --       (270,000)
Net loss                                               --               --       --         --     (9,000,163)    (9,000,163)
                                               ----------      -----------  -------  ---------   ------------   ------------
Balance at December 31, 1999                   39,525,208       17,896,446  138,656   (270,000)   (32,301,469)   (14,675,023)
Issuance of common stock,
  net of issuance costs                         2,109,738       12,084,822       --         --             --     12,084,822
Exercise of stock options                          24,702           29,717       --         --             --         29,717
Purchase of treasury stock                             --               --  324,164   (701,370)            --       (701,370)
Issuance of common stock
  warrants and options                                 --       19,630,000       --         --             --     19,630,000

Net loss                                               --               --       --         --    (27,865,649)   (27,865,649)
                                               ----------      -----------  -------  ---------   ------------   ------------
Balance at December 31, 2000                   41,659,648      $49,640,985  462,820  $(971,370)  $(60,167,118)  $(11,497,503)
                                               ==========      ===========  =======  =========   ============   ============

See accompanying notes to consolidated financial statements.



                              Exhibit 99.2 - Page 5

                        STARGUIDE DIGITAL NETWORKS, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 2000, 1999 and 1998


                                                                                             2000         1999         1998
                                                                                     ------------   ----------   ----------
Cash flows from operating activities:

  Net loss                                                                           $(27,865,649)  (9,000,163)  (8,849,869)
  Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
     Depreciation and amortization                                                        824,451      973,189    1,266,961
     Noncash stock compensation                                                        19,630,000           --           --
     Reduction in notes payable to settle claim                                                --     (203,906)          --
     Provision for (recovery of) doubtful accounts                                        530,879       93,362         (205)
     Noncash interest expense                                                                  --       29,753      501,922
     Equity in losses of joint venture                                                  1,124,846    3,030,723    2,282,495
     Loss on disposal of property and equipment                                                --           --       16,974
     Changes in operating assets and liabilities:
       Accounts receivable                                                              4,041,829   (6,371,774)   1,614,024
       Inventories                                                                       (139,634)     460,604      114,304
       Prepaid expenses and other assets                                                 (887,726)    (761,944)     (10,422)
       Accounts payable and accrued liabilities                                          (873,664)   1,065,318    1,240,831
       Deferred revenue                                                                   165,549   13,826,581      205,352
       Other current liabilities                                                         (152,628)     130,869      (32,332)
                                                                                     ------------   ----------   ----------
          Net cash provided by (used in) operating activities                          (3,601,747)   3,272,612   (1,649,965)
                                                                                     ------------   ----------   ----------

Cash flows from investing activities:

  Purchases of property and equipment                                                    (664,140)    (434,268)    (188,193)
  Other assets                                                                                 --     (112,664)      46,557
  Investment in and advances to joint venture                                            (748,594)  (1,526,600)  (1,249,662)
                                                                                     ------------   ----------   ----------

          Net cash used in investing activities                                        (1,412,734)  (2,073,532)  (1,391,298)
                                                                                     ------------   ----------   ----------

Cash flows from financing activities:

  Sale of common stock and exercise of options                                         12,114,539           --    8,000,000
  Purchase of treasury stock                                                             (701,370)    (270,000)          --
  Proceeds from notes payable                                                                  --           --    3,000,000
  Payments on notes payable                                                                    --           --   (3,000,000)
  Principal payments on long-term debt                                                 (5,222,520)    (545,470)  (1,502,520)
  Net payments on bank lines of credit                                                   (430,000)    (115,000)  (1,918,050)
                                                                                     ------------   ----------   ----------
  Net cash provided by (used in) financing activities                                   5,760,649     (930,470)   4,579,430
                                                                                     ------------   ----------   ----------
          Net increase in cash and cash equivalents                                       746,168      268,610    1,538,167

Cash and cash equivalents at beginning of year                                          2,144,572    1,875,962      337,795
                                                                                     ------------   ----------   ----------
Cash and cash equivalents at end of year                                             $  2,890,740    2,144,572    1,875,962
                                                                                     ============   ==========   ==========

Supplemental disclosures of cash flow information:

  Income taxes paid                                                                  $         --           --        1,319
                                                                                     ============   ==========   ==========
  Interest paid                                                                      $     20,848      131,840       91,888
                                                                                     ============   ==========   ==========
  Common stock issued in lieu of debt payments                                       $         --      576,953           --
                                                                                     ============   ==========   ==========

See accompanying notes to consolidated financial statements.

                             Exhibit 99.2 - Page 6

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements

(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          Digital Generation Systems, Inc. (the Company) was incorporated in 1991. The Company owns proprietary digital software, hardware and communications technology. Its products include variable bandwidth satellite receivers, audio compression codes, software to operate integrated digital multimedia networks, software development for satellite applications and engineering consulting services. See note 15.

     (b)  Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Corporate Computer Systems, Inc. (CCS). CCS also owns two subsidiaries: Corporate Computer Systems Consultants, Inc., which provides engineering consulting services to the research, manufacturing and telecommunications industries, and Telmac Systems, Inc., which manufactures digital audio compression and decompression equipment and develops software for satellite telemetry applications. All significant intercompany balances and transactions have been eliminated.

     (c)  Cash and Cash Equivalents

          Cash and cash equivalents are highly liquid investments with original maturities of three months or less. The Company maintains substantially all of its cash and cash equivalents within several major financial institutions in the United States. At times, such deposits may be in excess of the amounts of insurance provided on such deposits.

     (d)  Financial Instruments

          Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, and accounts receivable. The Company performs ongoing credit evaluations of its customers, generally does not require collateral from its customers and maintains a reserve for potential credit losses. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities. Based on rates then available to the Company for debt with similar terms and remaining maturities, the carrying amounts for notes payable at December 31, 1999 approximate fair value.

     (e)  Inventories

          Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. The Company's inventories include parts and components that are specialized in nature or subject to rapid technological obsolescence. While the Company has programs to minimize the required inventories on hand and considers technological obsolescence when estimating allowances required to reduce recorded amounts to market values, such estimates could change in the future.

     (f)  Property and Equipment

          Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of assets of three to five years using the straight-line method. Leasehold improvements are amortized by the straight-line method over the shorter of the lease term or the estimated useful life of the improvement. Expenditures for repairs and maintenance are charged to expense as incurred.

     (g)  Intellectual Property Rights

          Acquired intellectual property rights, which include patents, copyrights, trademarks, know-how and certain other intangible assets, are recorded at cost and amortized over estimated useful lives ranging from five to seven years using the straight-line method.

                             Exhibit 99.2 - Page 7

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements

     (h)  Investment in Joint Venture

          The Company's investment in a joint venture is accounted for using the equity method. Losses in excess of the Company's investment and its guaranteed minimum contribution are recognized in full based on the Company's intent to fund excess losses of the joint venture.

     (i)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

     (j)  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (k)  Impairment of Long-lived Assets

          Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (l)  Comprehensive Income

          Comprehensive income includes all changes in stockholders' equity (deficit) during a period except those resulting from investments by owners and distributions to owners. Comprehensive loss and net loss are the same for the periods presented.

     (m)  Research and Development and Advertising

          Research and development and advertising costs are expensed as incurred. Advertising expense was $319,876 in 2000, $148,768 in 1999 and $189,622 in 1998.

     (n)  Revenue Recognition

          The Company recognizes revenue from product sales upon shipment or satisfactory installation, if required by contract. Service revenue is recognized when services are rendered. Revenue from arrangements for the sale of products which include software components that are more than incidental to the functionality of the related product is accounted for under AICPA Statement of Position 97-2, Software Revenue Recognition. If vendor-specific objective evidence of the fair values of each of the elements of the arrangement does not exist, revenue from product sales is initially deferred and recognized on a straight-line basis over the life of the arrangement.

                             Exhibit 99.2 - Page 8

                        StarGuide Digital Network, Inc.
                   Notes to Consolidated Financial Statements

     (o)  Software Development Costs

          Costs incurred to establish the technological feasibility of a software product to be sold are expensed as incurred. Costs of producing product masters incurred subsequent to establishing technological feasibility are capitalized. Capitalized software development costs are amortized on a product-by-product basis over the estimated economic life of the product (generally 4-5 years). Amortization is computed by using either the ratio that current gross revenues for a product bear to the total of current and anticipated gross revenues for that product or the straight- line method, whichever results in a greater annual amortization.

     (p)  Stock-based Compensation

          The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current fair value of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

(2)  Inventories

     Inventories as of December 31, 2000 and 1999 are summarized as follows:


                                                       2000              1999
                                                 ----------         ---------
Raw materials                                    $  582,223           523,088
Work-in-process                                     202,322           417,416
Finished goods                                    1,324,032         1,028,439
                                                 ----------         ---------
                                                 $2,108,577         1,968,943
                                                 ==========         =========

(3)  Property and Equipment

     Property and equipment as of December 31, 2000 and 1999 are summarized as follows:


                                                    2000                 1999
                                             -----------           ----------
Office furniture and equipment               $ 1,381,870            1,191,993
Engineering equipment                            633,575              461,054
Production and sales equipment                 1,718,412            1,468,920
Leasehold improvements                            14,318               14,318
                                             -----------           ----------
                                               3,748,175            3,136,285

 Less accumulated depreciation and
 amortization                                 (2,878,095)          (2,410,840)
                                             -----------           ----------
                                             $   870,080              725,445
                                             ===========           ==========

(4)  Other Assets

     Other assets as of December 31, 2000 and 1999 are summarized as follows:


                                                       2000                 1999
                                                 ----------              -------
Intellectual property rights                     $  123,899              360,627
Software development costs                           21,962               90,180
Other assets                                        120,882              129,917
Deferred merger costs                             1,092,127                   --
                                                 ----------              -------
                                                 $1,358,870              580,724
                                                 ==========              =======

                             Exhibit 99.2 - Page 9

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements

   Intellectual property rights and software development costs are reported net of accumulated amortization of $1,729,240 and $1,424,294 at December 31, 2000 and 1999, respectively. Deferred merger costs relate to the Company's merger with Digital Generation Systems, Inc. in January 2001 (see note 15).

(5)  Investment in Joint Venture

   The Company owns a 50% interest in a joint venture, Musicam Express, L.L.C. (Musicam), which serves the radio industry by enabling the transmission, exchange, storage and retrieval of programming, commercials, music releases, affidavits of performance and other information over high-speed digital telecommunications circuits on an on-demand basis. The remaining 50% of the joint venture is owned equally by Westwood One, Inc. and Infinity Broadcasting Corporation. The joint venture owners are obligated to make capital contributions in amounts and at times agreed upon by the parties, in proportion to their profit and loss percentages. The Company's obligation under the joint venture agreement is to make contributions up to a maximum of $1,000,000 per year for a five year period from 1996-2000. The Company has recognized losses in excess of its investment and its guaranteed minimum contribution based on its intent to fund these excess losses. In addition, the Company has made noninterest-bearing advances to Musicam to fund operations. In March, 2001, the Company acquired the remaining 50% interest in Musicam (note 15).

   Included in revenues in the consolidated statements of operations for 2000, 1999 and 1998 is $104,467, $122,101 and $175,963, respectively, of product sales to Musicam. The Company initially defers 50% of the gross profit related to these sales. The amounts deferred are recognized as equity in earnings (loss) of the joint venture on a straight-line basis over the period that Musicam depreciates the related equipment sold by the Company. There are no deferred profits remaining at December 31, 2000 as Musicam fully impaired the related assets. Included in the excess of losses over investment in and amounts due from joint venture are amounts due from Musicam to the Company of $4,442,022 and $3,547,200 at December 31, 2000 and 1999, respectively, related to these sales and advances.

   Summarized financial information for Musicam as of and for the years ended December 31, 2000, 1999 and 1998 is as follows:


                                                               2000          1999         1998
                                                          ------------   -----------   ----------
 Financial position:
   Current assets                                         $    547,117       321,991      269,864
   Noncurrent assets                                           480,550     1,730,898    7,562,674
                                                          ------------   -----------   ----------
     Total assets                                         $  1,027,667     2,052,889    7,832,538
                                                          ============   ===========   ==========


   Current liabilities                                    $ 15,053,813       506,661    1,235,051
   Noncurrent liabilities                                           --    13,030,225   12,567,391
   Members' deficit                                        (14,026,146)  (11,483,997)  (5,969,904)
                                                          ------------   -----------   ----------


     Total liabilities and members' deficit               $  1,027,667     2,052,889    7,832,538
                                                          ============   ===========   ==========


 Results of operations:
   Sales                                                  $  1,289,291     1,609,028    1,796,404
   Gross profit (loss)                                         296,880       118,394      (63,611)
   Net loss                                                 (2,542,148)   (7,308,093)  (5,276,738)


6)  Commitments and Contingencies

    (a)  Leases


      The Company leases office space, equipment and satellite transponder space under operating leases that expire at various times through 2005. The Company also subleases a portion of the satellite transponder space to various other customers. Future minimum rental obligations and subleases as of December 31, 2000 are as follows:

                             Exhibit 99.2 - Page 10

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements


                                               Rental               Subleases
                                             obligations
                                        ---------------------
2001                                            $380,552               67,350
2002                                             204,618                1,400
2003                                             145,747                   --
2004                                              97,490                   --
2005                                               1,672                   --
                                                --------               ------
     Total                                      $830,079               68,750
                                                ========               ======

      Rent expense was $979,792 in 2000, $1,028,706 in 1999 and $1,327,969 in
      1998. Sublease rental income was $120,760 in 2000, $140,160 in 1999 and $870,788 in 1998.

      The Company leases its transponder space from a limited number of suppliers, which transponder space is in turn subleased to third parties. The leases in which the Company is the lessee are only cancelable in the event that service from the transponder can no longer be provided.

  (b) Litigation

      The Company is involved in certain legal and administrative proceedings arising in the ordinary course of business. While the ultimate outcome of any matter is not determinable, in the opinion of management the ultimate disposition of these proceedings will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

(7)   Long-term Debt


                                                           2000                 1999
                                                         ---------           ----------
Non-interest-bearing notes payable to related
 parties, payable through March 2000                         $  --              222,520
Convertible note payable, due December 2001,
with interest at 8%                                             --           5,000 ,000
                                                         ---------           ----------

                                                                --            5,222,520
Less current portion                                            --             (222,520)
                                                         ---------           ----------
                                                             $  --            5,000,000
                                                         =========           ==========

   For financial reporting purposes, the Company discounted the non-interest-bearing notes at 9% per annum. Amortization of the discount was reported as interest expense of $13,164 in 2000, $85,928 in 1999 and $121,153 in 1998.
   The convertible note payable was repaid in full during 2000 from the proceeds of the March private placement (see note 10 (a)).

(8)  Bank Line of Credit

   During 2000, the Company's bank line of credit was fully repaid and expired. The line of credit agreement provided for maximum borrowings of $1,000,000 and was collateralized by accounts receivable, inventories and equipment of the Company. The borrowing base was limited to 80% of CCS's prime accounts receivable, defined as receivables less than 90-days outstanding.

(9)  Related Party Transactions

   During 2000, the Company charged Digital Generation Systems, Inc. (DG Systems), $658,000 for payroll, insurance and travel costs related to shared employees and was charged approximately $342,000 for shared costs related to shared office space, common utilities and equipment. At December 31, 2000, the Company had a net receivable from DG Systems of approximately $443,000.

   During 2000, the Company was charged $199,000 by an entity controlled by the chairman of the board of directors for reimbursement of travel and promotion expenses. These amounts are included in accounts payable at December 31, 2000.

                             Exhibit 99.2 - Page 11

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements

(10)  Stockholders' Deficit

   As a result of the merger between SG Nevada Merger Sub Inc. and the Company, effective January 1, 2001 (see note 15), which was accounted for as a reverse acquisition, all share (outstanding common stock, treasury shares, outstanding options and warrants, etc.) and per share information of the Company has been retroactively restated to reflect the number of equivalent shares received in the merger using an exchange ratio of 1.7332.

  (a)  Common Stock

       The Company's common stock is divided into two classes, Class A and Class
       B. Holders of Class A common stock are entitled to 20 votes for each share issued. Holders of Class B common stock are entitled to one vote for each share issued. In all other respects, the rights of the two classes are identical.

       In March 2000, the Company sold 2,109,738 shares of Class B common stock, resulting in net proceeds of $12,084,822. A portion of these proceeds was used to repay the Company's $5.0 million convertible note payable. In addition, the Company paid the holder of the note $701,370 in exchange for 324,164 shares previously issued to the holder in lieu of interest payments.

  (b)  Common Stock Warrants

       In December 1998, in connection with the sale of 5,546,240 shares of Class A common stock, the Company issued the purchaser a warrant to purchase 866,600 shares of Class B common stock at $2.88 per share. The warrant expires in December 2003.

       In February 2000, the board of directors approved the issuance of warrants to its Chairman to purchase up to 3,899,700 shares of Class B common stock at $1.44 per share, resulting in a noncash compensation charge of $16,875,000. The warrant expires in February 2005. In March 2000, the board of directors approved the award of stock purchase rights for Class B common stock to a third party in the amount of 346,640 shares at $1.44 per share, resulting in a noncash charge of $1,500,000. The stock purchase right expires in March 2001.

  (c)  Stock Options

       The Company has stock option plans (the Option Plans) under which the board of directors can issue options to purchase up to 8,666,000 shares of Class B common stock to employees and directors of, and consultants to, the Company.

       Under the Option Plans, the board of directors has the authority to determine to whom options will be granted, the number of shares under option, the option term, the exercise price and the vesting period. The term of any incentive stock options issued under the Option Plans may not exceed ten years from the date of grant and options generally vest over periods ranging from one to five years.

                             Exhibit 99.2 - Page 12

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements


        Activity under the Option Plan is as follows:


                                                      Options outstanding
                                                ------------------------------
                                                                      Weighted
                                                 Number                average
                                                  of                  exercise
                                                 shares                price
                                               ---------             ---------
Balance at December 31, 1997                   3,453,834                $1.19
Granted                                           48,963                $1.44
Cancelled                                       (793,372)               $1.20
                                               ---------
Balance at December 31, 1998                   2,709,425                $1.19
Granted                                        2,610,459                $2.16
Cancelled                                        (65,775)               $1.17
                                               ---------
Balance at December 31, 1999                   5,254,109                $1.68
Granted                                          329,308                $2.39
Exercised                                        (24,702)               $1.21
Cancelled                                       (201,827)               $1.17
                                               ---------
Balance at December 31, 2000                   5,356,888                $1.75
                                               =========
Exercisable at December 31, 2000               3,882,801                $1.60
                                               =========

     Noncash compensation charges of $1,255,000 were recorded for the year ended December 31, 2000 related to options granted with exercise prices below estimated fair value (determined based on the $5.77 per share price of the private placement completed in March 2000) and other option activity.

     Options outstanding and currently exercisable at December 31, 2000 are as follows:


                                                                                            Options currently
                                                                                               exercisable
                                Options outstanding                                         -----------------
                                -------------------
                                     Weighted-
                                      average
                                    remaining
          Number                   contractual               Exercise                  Number                    Exercise
        outstanding                   life                    price                 outstanding                   price
---------------------------    -------------------           --------               -----------                  ---------
 2,236,695                             5.92                    $1.15                 2,236,695                       $1.15
   182,419                             7.00                    $1.44                   177,220                       $1.44
 2,830,316                             8.93                    $2.16                 1,415,158                       $2.16
   107,458                             9.33                    $5.77                    53,728                       $5.77
 ---------                                                                           ---------
 5,356,888                                                                           3,882,801
 =========                                                                           =========

(d)  Stock-based Compensation

     The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock Issued to Employees. Had compensation cost for employee option awards been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted net loss per share for the years ended December 31, 2000, 1999 and 1998 would have increased to the pro forma amounts indicated below:

                             Exhibit 99.2 - Page 13

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements


                                                                      2000         1999         1998
                                                              ------------   ----------   ----------
As reported:
  Net loss                                                    $(27,865,649)  (9,000,163)  (8,849,869)
                                                              ============   ==========   ==========

Basic and diluted net loss per share                          $      (0.68)       (0.23)       (0.27)
                                                              ============   ==========   ==========

Pro forma:
  Net loss                                                    $(28,756,849)  (9,253,774)  (9,040,558)
                                                              ============   ==========   ==========

  Basic and diluted net loss per share                        $      (0.70)       (0.23)       (0.27)
                                                              ============   ==========   ==========

       Such pro forma disclosures may not be representative of future compensation costs because options vest over several years and additional grants are made each year.

       The weighted-average fair value of options granted during 2000, 1999 and 1998 was $3.31, $0.59 and $0.36 per share, respectively.

       The fair value of each option grant is estimated on the grant date using the minimum value method, an expected dividend yield of 0%, and the following assumptions:


                                      2000              1999             1998
                                      ----              ----             ----
Risk-free interest rate               6.18%             6.36%            5.85%
Expected term of option             5 years           5 years          5 years

     (e)  Earnings Per Share

          Under SFAS No. 128, Earnings Per Share, the Company is required to compute earnings per share under two different methods (basic and diluted). Basic earnings per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average shares of outstanding common stock and common stock equivalents during the period. Due to losses, inclusion of common stock equivalents would be antidilutive. Therefore, basic and diluted loss per share for the Company are the same.

(11) Income Taxes

     Components of deferred tax assets at December 31, 2000 and 1999 are as follows:


                                                                2000              1999
                                                        ------------        ----------

Net operating loss carryforwards                        $  8,378,769         6,263,684
Noncash stock award charges                                7,839,427                --
Other temporary differences                                  543,623           603,707
Research and development credit carryforwards                405,790           405,790
                                                        ------------        ----------

   Total gross deferred tax                               17,167,609         7,273,181
Valuation allowance                                      (17,167,609)       (7,273,181)
                                                        ------------        ----------

   Net deferred tax assets                              $         --                --
                                                        ============        ==========

     As of December 31, 2000, the Company has federal and state net operating loss carryforwards (NOLs) of approximately $22,000,000. The NOLs will begin to expire in 2011 and will continue to expire in varying amounts each year through 2020. Due to a significant change in ownership, the Company's ability to utilize these NOLs may be limited by Internal Revenue Code
     Section 382.

                             Exhibit 99.2 - Page 14

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements


(12) Segment Information

     The Company operates predominately in two segments: satellite and wireless transmission technology and digital compression technology and consulting. CCS, a wholly-owned subsidiary of the Company acquired in 1995, is responsible for the digital compression technology and consulting business.

     The information in the following tables is derived directly from the internal financial reporting used for corporate management purposes. Noncash stock award charges and the Company's equity in losses of Musicam are not included in the measurement of segment operating performance (in thousands).


                                       Year ended December 31, 2000
                                       ----------------------------
                                       Digital       Stock
                         Satellite    compression    award
                            and          and       charges and
                          wireless    consulting    Musicam    Consolidated
                         ----------  ------------   -------    -------------
Revenues                  $ 6,881         7,538          --      14,419
Net income (loss)         $(7,293)          182     (20,755)    (27,866)
Total assets              $ 8,595         2,507          --      11,102



                                       Year ended December 31, 1999
                                       ----------------------------
                                       Digital
                         Satellite    compression
                            and          and
                          wireless    consulting    Musicam    Consolidated
                         ----------  ------------   -------   -------------
Revenues                  $ 7,160         5,908          --      13,068
Net loss                  $(5,529)         (440)     (3,031)     (9,000)
Total assets              $11,510         2,552          --      14,062



                                       Year ended December 31, 1998
                                       ----------------------------
                                       Digital
                         Satellite    compression
                            and          and
                          wireless    consulting    Musicam   Collection
                         ----------  ------------   -------  -------------

Revenues                  $ 4,317         7,502         --      11,819
Net loss                  $(5,761)         (807)    (2,282)     (8,850)
Total assets              $ 4,961         2,886         --       7,847

(13) Deferred Revenue, Net

     During 1999, the Company entered into contracts with two major radio broadcasting corporations to produce and supply the Company's receivers, hubs and other items. The terms of the contracts are five and seven years and cover the related equipment and software, future software enhancements, technical support, development work and training. As the equipment to be sold under the contracts includes software components that are more than incidental to the functionality of the equipment, the entire arrangement has been accounted for under AICPA Statement of Position 97-2, Software Revenue Recognition. Cash received related to these contracts in advance of shipping product is recorded as customer deposits and reclassified to deferred revenue when the product is shipped, with revenue and cost of revenue being recognized on a straight-line basis over the respective contract terms.

     Revenues and cost of revenues under these two contracts during 2000 were $3,462,255 and $1,176,933, respectively, and during 1999 were $241,679 and
     $84,310, respectively. Accounts receivable related to these contracts was $1,293,937 and $4,669,240 at December 31, 2000 and 1999.





                             Exhibit 99.2 - Page 15

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements


The components of deferred revenue at December 31, 2000 and 1999 are as follows:


                                            2000          1999
                                         -----------   ------------

  Deferred revenue                       $21,707,577       7,032,324
  Deferred cost of revenue                (7,424,293)     (2,210,074)
  Customer deposits                        1,053,554      10,349,039
                                         -----------   -------------

                                          15,336,838      15,171,289
     Less current portion                 (3,260,439)     (3,122,455)
                                         -----------   -------------
                                         $12,076,399      12,048,834
                                         ===========   =============

(14) Employee Benefit Plan

     The Company has adopted a deferred compensation plan intended to qualify under Section 401(k) of the Internal Revenue Code (the Plan). All employees are eligible to participate in the Plan and may contribute from 1% to 15% of their annual compensation, subject to certain limitations. The Plan provides for discretionary contributions by the Company; however, the Company has not made any contributions to the Plan.

(15) Subsequent Events

     During October 2000, the board of directors of the Company unanimously approved an Agreement and Plan of Merger, dated as of July 7, 2000, which provided for the merger of SG Nevada Merger Sub Inc. (SG Nevada), a wholly-owned subsidiary of Digital Generation Systems, Inc. (DG Systems), with and into the Company. In this merger, the holders of the Company's common stock received for each share of common stock approximately 1.7332 shares of DG Systems' common stock and the holders of DG Systems common stock will continue to hold their shares. Final approval of the merger was obtained at the annual meeting on November 21, 2000 and was consummated effective January 1, 2001. SG Nevada ceased to exist as a separate entity and the Company continues as the surviving corporation. The merger will be accounted for as a reverse acquisition, and accordingly, historical results of the combined company will be that of the Company. The results of operations of DG Systems will be included subsequent to the consummation date. In addition, all share (outstanding common stock, treasury shares, outstanding options and warrants, etc.) and per share information of the Company has been retroactively restated to reflect the number of equivalent shares received in the merger using an exchange ratio of 1.7332.

     In April 2000, the Company reached an agreement to purchase the 50% interest in Musicam owned by Westwood One, Inc. and Infinity Broadcasting Corporation in exchange for Company Class B common stock plus the assumption of any outstanding bank debt and other liabilities of Musicam. The acquisition was consummated effective March 1, 2001 through the issuance of 693,280 shares of DG Systems' common stock. The acquisition will be accounted for in accordance with the purchase method.

     In connection with the acquisition, the Company assumed $10 million of debt from Musicam with a scheduled repayment date of June 2001. Management intends to refinance this debt prior to its due date on a long-term basis. As of March 23, 2001, the Company has received a commitment from a bank for a $15 million credit facility, a portion of which will be used to refinance the debt assumed in the Musicam acquisition. Management believes it is probable that it will be able to obtain this or other financing sufficient to meet its obligations in 2001, including the $10 million of debt assumed in the Musicam acquisition. In the event the Company is not successful in securing additional financing, the Company plans to take other actions, such as delaying certain discretionary spending and reducing administrative expenditures to ensure sufficient liquidity to refinance the debt and meet its other obligations as they become due. The Company's ability to obtain additional funding, thus necessitating the other actions of reducing discretionary expenditures, could impact the Company's business, financial condition and results of operations.















                             Exhibit 99.2 - Page 16

                        StarGuide Digital Networks, Inc.
                   Notes to Consolidated Financial Statements



(16) New Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. This new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Under SFAS No. 133, gains or losses resulting from changes in the values of derivatives are to be reported in the statement of operations or in other comprehensive income, depending on the use of the derivatives and whether they qualify for hedge accounting. The Company is required to adopt SFAS No. 133 in the first quarter of 2001. The Company does not engage in hedging activity and does not have any significant derivatives. Accordingly, adoption of this new standard will not have a significant impact on the Company.





























                             Exhibit 99.2 - Page 17